Exhibit 10.17

AutoTrader.com

1999 Long-Term Incentive Plan

SECTION 1. Purpose. The purpose of the AutoTrader.com 1999 Long-Term Incentive Plan (the “Plan”) is to provide opportunities for employees, leased employees, consultants and independent contractors of AutoTrader.com, LLC, (the “Company”) to participate in the appreciation in value of the Company. The Plan is designed to enable the Company to attract, retain and motivate individuals of exceptional skill who contribute to the Company’s success by their ability, ingenuity and industry, and also to provide meaningful long-term incentive opportunities for employees, leased employees, consultants and independent contractors who are responsible for the success of the Company.

SECTION 2. Definitions. The following shall be defined terms under the Plan:

2.01. “Appreciation Right” means a right, granted to a Participant under Section 6.04, to be paid an amount measured by the appreciation in the Fair Market Value of Units from the date of grant to the date of exercise of the right, with payment to be made in cash, Units, other Awards or other property as specified in the Award or as determined by the Committee .

2.02 “Award” means, individually or collectively, any Option, Restricted Unit Award, Appreciation Rights or any Other Unit-Based Awards that are valued in whole or in part by reference to, or otherwise based on or related to, Units.

2.03. “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

2.04 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

2.05. “Committee” means the committee designated by the Managers to administer the Plan, or any subcommittee thereof.

2.06. “Company” is defined as AutoTrader.com, LLC or any successor to it in ownership of substantially all of its assets, whether by merger, consolidation or otherwise.

2.07. “Fair Market Value” means, with respect to Units, Awards or other property, the fair market value of such Units, Awards or other property determined by such methods or procedures as shall be established from time to time by the Committee.

2.08. “Incentive Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.09. “Non-Qualified Option” means an Option that is not intended to be an Incentive Option.

2.10 “Managers” means the Management Committee of the Company, as defined in the Amended and Restated Limited Liability Company Agreement of AutoTrader.com, LLC.

2.11. “Option” means a right, granted to a Participant under Section 6.03, to purchase Units, at a specified price during specified time periods. An Option may be either an Incentive Option or a Non-Qualified Option.

2.12. “Other Unit-Based Award” means a right, granted to a Participant under Section 6.05, that relates to or is valued by reference to Units.

2.13. “Participant” means a person who, as an employee, leased employee, consultant or independent contractor of the Company or any Subsidiary, has been granted an Award under the Plan.

2.14. “Plan” is the AutoTrader.com Long Term Incentive Plan, as hereafter amended.

2.15. “Restricted Unit Award” means Units granted to a Participant under Section 6.02, that are subject to certain restrictions and to a risk of forfeiture.

2.16. “Subsidiary” means any company (other than the Company) with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or ownership units.

2.17. “Unit” means a Class A unit of ownership interest in the Company, each of which is equal to a specified percent of the appraised value of the Company, which appraised value shall be determined by the Company in the exercise of its sole discretion.

2.18 “Year” means a calendar year.

SECTION 3. Administration.

3.01. Authority of the Committee. The Plan shall be administered by the Committee. Each Award shall be evidenced by an Award Agreement, executed by the Company and the Participant, in a form satisfactory to the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select and designate Participants;

(ii) to determine the type or types of Awards to be granted to each Participant;

(iii) to determine the number of Awards to be granted, the number of Units to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, vesting, exercisability, or settlement of an Award, and waivers or accelerations thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Units, other Awards, or other property, or an Award may be cancelled, forfeited or surrendered;

(v) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vi) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(vii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

(viii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

3.02. Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Managers under the terms of the Plan or applicable law, the Committee shall have sole discretion in exercising such authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, Subsidiaries, Participants and any person claiming any rights under the Plan from or through any Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. The Committee may delegate to officers or managers of the Company or any Subsidiary the authority to perform administrative functions under the Plan, subject to such terms as the Committee shall determine.

3.03. Limitation of Liability. Each member of the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

SECTION 4. Units Subject to the Plan. Subject to adjustment as provided in Section 10, the total number of Units reserved and available for Awards under the Plan shall be 3,600,000 Units. For purposes of this Section 4, the number of and time at which Units shall be deemed to be subject to Awards and therefore counted against the number of Units reserved and available under the Plan shall be the earliest date at which the Committee can reasonably estimate the number of Units to be distributed in settlement of an Award or with respect to which payments will be made; provided, that the Committee may adopt procedures for the counting of Units relating to any Award for which the number of Units to be distributed or with respect to which payment will be made cannot be fixed at the date of grant to ensure appropriate counting, avoid double counting (in the case of tandem or substitute awards), and provide for adjustments in any case in which the number of Units actually distributed or with respect to which payments are actually made differs from the number of Units previously counted in connection with such Award.

If any Units to which an Award relates are forfeited or the Award is settled or terminates without a distribution of Units (whether or not cash, other Awards, or other property is distributed with respect to such Award), any Units counted against the number of Units reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement or termination, again be available for Awards under the Plan.

SECTION 5. Eligibility. Awards may be granted only to individuals who are employees (including employees who are also directors), leased employees, consultants or independent contractors of the Company or of a Subsidiary.

SECTION 6. Specific Terms of Awards.

6.01. General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11.02), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation the acceleration of vesting of any Awards or terms requiring forfeiture of Awards in the event of termination of employment by the Participant or other cessation of an relationship with the Company.

6.02. Restricted Unit Award. The Committee is authorized to grant Restricted Unit Awards to Participants on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Unit Awards shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Unit Awards), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise as the Committee shall determine.

(ii) Forfeiture. Performance-based Restricted Unit Awards shall be forfeited unless preestablished performance criteria specified by the Committee are met during the applicable restriction period. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Unit Awards that are at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Unit Awards will be waived in whole or in part in the event of terminations resulting from specified causes.

(iii) Unit Certificates. Restricted Unit Awards granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Unit Awards are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Unit Award, the Company shall retain physical possession of the certificates, and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Unit Awards.

6.03. Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per Unit purchasable under an Option shall be determined by the Committee; provided, that, except as provided in Section 7.01, such exercise price shall be not less than the Fair Market Value of a Unit on the date of grant of such Option.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Units, other Awards or awards issued under other Company plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements), and the methods by which Units will be delivered or deemed to be delivered to Participants. Options shall expire not later than ten (10) years after the date of grant.

(iii) Incentive Options. The terms of any Incentive Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no Incentive Option shall be granted more than ten years after the effective date of the Plan. The aggregate Fair Market Value (determined as of the date the Incentive Options were granted) of the number of Shares first exercisable by a Participant during any calendar year, when added together with Incentive Options granted under other plans of the Company or any Subsidiary in accordance with the provisions of Code Section 422(d), shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Option under Section 422 of the Code. In the event a Participant voluntarily disqualifies an Option as an Incentive Option, the Committee may, but shall not be obligated to, make such additional Awards or pay bonuses as the Committee shall deem appropriate to reflect the tax savings to the Company which result from such disqualification.

6.04. Appreciation Rights. The Committee is authorized to grant Appreciation Rights to Participants on the following terms and conditions:

(i) Right to Payment. An Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Unit on the date of exercise over (B) the grant price of the Appreciation Right as determined by the Committee as of the date of grant of the Appreciation Right, which, except as provided in Section 7.1, shall be not less than the Fair Market Value of one Unit on the date of grant.

(ii) Other Terms. The Committee shall determine the time or times at which an Appreciation Right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Units will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any Appreciation Right. Appreciation Rights shall expire not later than ten years after the date of grant.

6.05 Other Unit-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Units, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Units awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Units, purchase rights and Awards valued by reference to book value of Units or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards, which may include performance criteria. Units delivered pursuant to an Award in the nature of a purchase right granted under this Section 6.05 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Units, other Awards, or other property, as the Committee shall determine.

SECTION 7. Certain Provisions Applicable to Awards.

7.01. Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Unit exercise price of any Option, or purchase price of any other Award conferring a right to purchase Units:

(i) granted in substitution for an outstanding Award or award shall be not less than the lesser of the Fair Market Value of a Unit at the date such substitute award is granted or such Fair Market Value at that date reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

(ii) retroactively granted in tandem with an outstanding Award or award shall be not less than the lesser of the Fair Market Value of a Unit at the date of grant of the later Award or at the date of grant of the earlier Award or award.

7.02. Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Units, other Awards (subject to Section 7.01), or other property based on such terms and conditions as the Committee shall determine and communicate to the Participant at the time that such offer is made.

7.03. Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

7.04. Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Units, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or deferred payments denominated in Units.

SECTION 8. General Restrictions Applicable to Awards.

8.01. Limits on Transfer of Awards; Beneficiaries. No right or interest of a Participant in any Award shall be pledged, encumbered, or hypothecated to or in favor of any party (other than the Company or a Subsidiary), or shall be subject to any lien, obligation, or liability of such Participant to any party (other than the Company or a Subsidiary). Unless otherwise determined by the Committee, no Award subject to any restriction shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution (except to the Company under the terms of the Plan); provided, that a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any distribution, with respect to any Award, upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant or agreement applicable to such, except to the extent the Plan and such Award Agreement or agreement otherwise provide with respect to such persons, and to any additional restrictions deemed necessary or appropriate by the Committee.

8.03. Regulatory Compliance. The Company shall not be obligated to deliver any Award or distribute any Units with respect to any Award in a transaction subject to regulatory approval, registration or any other applicable requirement of federal or state law, until such laws and regulations have been complied with in full, although the Company shall be obligated to use its best efforts to obtain any such approval and comply with such requirements as promptly as practicable.

8.04. Unit Certificates. All certificates for Units delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to Units, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or Units are subject to restrictions under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Units has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Units issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

8.04 Unitholders Agreement. As a precondition to exercise of any Options issued hereunder, the Committee may require any Participant to execute an agreement that limits the manner in which the participant may dispose of the Units acquired by him or her upon exercise of any Option.

SECTION 9. Adjustment Provisions. In the event that the Committee shall determine that any distribution (whether in the form of cash, Units, or other property), recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, or Unit exchange, or other similar corporate transaction or event, affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Units which may thereafter be issued in connection with Awards (ii) the number and kind of Units issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

SECTION 10. Changes to the Plan and Awards.

10.01. Changes to the Plan. The Managers may amend, alter, suspend, discontinue or terminate the Plan without the consent of unitholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s unitholders within one year after such Managers action if such unitholder approval is required by any federal or state law, or if the Managers in its discretion determines that obtaining such Unitholder approval is for any reason advisable; provided, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights of such Participant under any Award theretofore granted to him or her.

10.02. Changes to Awards. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may impair the rights of such Participant under such Award.

SECTION 11. General Provisions.

11.01. No Rights to Awards. No Participant, employee, leased employee, consultant or independent contractor shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, leased employee, consultant or independent contractor.

11.02. No Unitholder Rights. No Award shall confer on any Participant any of the rights of a unitholder of the Company unless and until Units are duly issued or transferred to the Participant in accordance with the terms of the Award.

11.03. Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Units, or any payroll or other payment to a Participant, amounts or withholding and other taxes due with respect thereto, its exercise, or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award. This authority shall include authority to withhold or receive Units or other property and to make cash payments in respect thereof in satisfaction of Participant’s tax obligations.

11.04. No Right to Employment. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any Participant who is an employee any right to continue in the employ of the Company or any Subsidiary or to interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time or increase or decrease his compensation from the rate in existence at the time of granting of an Award.

11.05. Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Units, other Awards, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

11.06. Other Compensatory Arrangements. The Company or any Subsidiary shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

11.07. Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable Federal law.

SECTION 12. Effective Date. The Plan shall become effective upon the approval of the Managers.

AMENDMENT NUMBER ONE

TO THE

AUTOTRADER.COM

1999 LONG-TERM INCENTIVE PLAN

Pursuant to the power of the Management Committee of AutoTrader.com. to amend the AutoTrader.com 1999 Long-Term Incentive Plan (the “Plan”), the Plan hereby is amended as follows:

1.

Section 2.17 of the Plan is deleted in its entirety and replaced with the following new Section 2.17:

“Unit” means a Class A unit or Class B unit of ownership interest in the Company, each of which is equal to a specified percent of the appraised value of the Company, which appraised value shall be determined by the Company in the exercise of its sole discretion.

2.

Section 3.01 (ii) of the Plan is amended by adding the following new Section 3.01(ii) and by renumbering the remainder thereof accordingly:

“(ii)	to determine the type of Units to be granted to each Participant;”

3.

Section 6.01 of the Plan is amended by replacing the reference “11.02” in the second sentence thereof with “10.02.”

The effective date of this Amendment Number One shall be August 1, 2001.

AMENDMENT NUMBER TWO

TO THE

AUTOTRADER.COM

1999 LONG-TERM INCENTIVE PLAN

Pursuant to the power of the Management Committee of AutoTrader.com, LLC to amend the AutoTrader.com 1999 Long-Term Incentive Plan (the “Plan”), the Plan hereby is amended as follows:

Section 4 of the Plan is amended by replacing the reference “3,600,000” in the first sentence thereof with “4,800,000”.

The effective date of this Amendment Number Two shall be April 4,2002.

AMENDMENT NUMBER THREE

TO THE

AUTOTRADER.COM

1999 LONG-TERM INCENTIVE PLAN

Pursuant to the authority of the Board of Directors to amend the AutoTrader.com 1999 Long-Term Incentive Plan (the “Plan”), the Plan hereby is amended as follows:

1.

The term “AutoTrader.com, Inc.” shall be, and hereby is, substituted in place of the term “AutoTrader.com, LLC” in all places in the LTIP where reference is made to “AutoTrader.com, LLC” therein.

2.

The terms “Share” and “Shares” shall be, and hereby are, substituted in place of the terms “Unit” and “Units,” as applicable, in all places in the LTIP where reference is made to “Unit” or “Units”.

3.

The terms “SAR” and “SARs” shall be, and hereby are, substituted in place of the terms “UAR” and “UARs”, as applicable, in all places in the LTIP where reference is made to “UAR” or “UARs”.

4.

The term “stockholder” shall be, and hereby is, substituted in place of the term “unitholder” in all places in the LTIP where reference is made to “unitholder” therein.

5.

Section 2.10 of the LTIP is deleted in its entirety and replaced with the following new Section 2.10:

“Board of Directors” means the Board of Directors of the Company, as defined in the Bylaws of AutoTrader.com, Inc.

6.

The term “Board of Directors” shall be, and hereby is, substituted in place of the term “Managers” in all places in the LTIP where reference is made to “Managers”.

The effective date of this Amendment shall be January 1, 2007.

AMENDMENT NUMBER FOUR

TO THE

AUTOTRADER.COM

1999 LONG-TERM INCENTIVE PLAN

Pursuant to the power of the Board of Directors of AutoTrader.com, Inc. to amend the AutoTrader.com 1999 Long-Term Incentive Plan (the “Plan”), the Plan hereby is amended as follows:

1.

Section 7.02 of the Plan is amended by striking such section in its entirety and replacing it with the following new Section 7.02:

“7.02. Exchange Provisions. To the extent permitted under Code Section 409A, the Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Awards (subject to Section 7.01), or other property based on such terms and conditions as the Committee shall determine and communicate to the Participant at the time that such offer is made.”

2.

Section 10.01 of the Plan is amended by striking such section in its entirety and replacing it with the following new Section 10.01:

“10.01. Changes to the Plan. The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants; provided, however, that, the Board of Directors may not terminate and liquidate the Plan unless, (1) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company (as defined in Code Section 409A); (2) the Board of Directors terminates and liquidates all agreements, methods, programs, and other arrangements sponsored by the Company that would be aggregated with the Plan under Section 409A of the Internal Revenue Code if Participants have accrued benefits under such agreements, methods, programs, and other arrangements; (3) no payments in liquidation of the Plan are made within 12 months of the date the Board of Directors takes all necessary action to irrevocably terminate and liquidate the Plan other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred; (4) all payments are made within 24 months of the date the Board of Directors takes all necessary action to irrevocably terminate and liquidate the Plan; and (5) the Board of

Directors does not adopt a new plan that would be aggregated with the Plan under Section 409A of the Code if Participants participated in both plans at any time within 3 years following the date the Board of Directors takes all necessary action to irrevocably terminate and liquidate the Plan; and further provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially impair the rights of such Participant under any Award previously granted to him or her.”

2.

Section 11 of the Plan is amended by adding the following new subsection 11.08:

“11.08. Section 409A Compliance. The Plan is intended to comply with the requirements of Code Section 409A and regulations and other guidance thereunder. The Committee shall interpret the Plan provisions in a manner consistent with the requirements of Code Section 409A and regulations and other guidance thereunder.”

3.

This Amendment Number Four to the Plan shall be effective as of January 1, 2005.

AMENDMENT NUMBER FIVE

TO THE AUTOTRADER COM

1999 LONG-TERM INCENTIVE PLAN

Pursuant to the authority of the Board of Directors to amend the AutoTrader.com 1999 Long-Term Incentive Plan (the “Plan”), the Plan hereby is amended as follows:

1.

Section 2 of the Plan is amended by adding the following as new subsections 2.14 and 2.15 thereto, and by re-numbering the remaining subsections therein and by updating all internal references accordingly:

“2.14. “Performance Award” means a right granted to a Participant under Section 6.06 to be paid an amount measured by reference to the achievement of or increase in Performance Measures established for the applicable measurement period.”

“2.15. “Performance Measure” means, as established by the Committee in its sole discretion, the results of the Company in one or more categories (singly or in combination) of revenue, income (including operating income, income before depreciation and amortization or net income), cash flow (operating cash flow (OCF), free cash flow, or controllable free cash flow), earnings before interest, taxes, depreciation or amortization (EBITDA), investments, debt, profit, return on assets, return on investment or total shareholder return, measured with respect to the Company and/or any of its subsidiaries, divisions or other affiliated entities over any period with respect to any awards under the Plan.

2.

Section 6 of the Plan is amended by adding the following as a new subsection 6.06 thereto:

“6.06. Performance Awards. The Committee is authorized to grant Performance Awards in amounts as determined by the Committee in its sole discretion, which may provide for an offset of the value of any benefits the Participant is entitled to receive with respect to any award(s) issued under this Plan or any plan sponsored by the Company or its affiliates, as specified in the documentation for a Performance Award provided to a Participant.”

This Amendment Number Five to the Plan shall be effective as of January 1, 2009.

AMENDMENT NUMBER SIX

TO THE

AUTOTRADER.COM

1999 LONG-TERM INCENTIVE PLAN

Notwithstanding any other provision of the Plan to the contrary, if a Participant is a “specified employee” on the date of his or her “separation from service” and becomes entitled to receive benefits under the Plan as a result of his or her “separation from service,” then the Participant shall not receive any Plan benefit payments that are subject to Code Section 409A until the first day of the seventh month after his or her “separation from service” and any benefit payments otherwise due prior to such date shall be delayed and paid during such seventh month. The terms “specified employee” and “separation from service” shall have the meanings set forth in Code Section 409A and the final regulations promulgated thereunder. This amendment shall be effective January 1, 2009, shall apply at any time during which any member of the Company’s controlled group of businesses (which are aggregated with the Company under Code Section 409A(d)(6)) has publicly-traded stock on an established securities market or otherwise, and shall cease to be effective on the date that no such member of the Company’s controlled group of businesses has publicly-traded stock on an established securities market or otherwise.